Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
FOR IMMEDIATE RELEASE
NATIONSHEALTH TO EXPAND ITS
2007 MEDICARE PART D SERVICE OFFERINGS
SUNRISE, Fla. — May 31, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced that NationsHealth and CIGNA have amended the agreement under which NationsHealth provides services to CIGNA for their CIGNATURE Rx Medicare Part D Prescription Drug Plan.
The amended agreement will allow NationsHealth to leverage its custom built Medicare Part D infrastructure to provide marketing, enrollment and member services to additional Medicare Part D insurers, while continuing to provide ongoing enrollment, fulfillment and member services to CIGNA for its CIGNATURE Rx program through at least the end of 2009. Under the new amendment, all services provided to CIGNA related to the 2007 plan year and beyond will be reimbursed under predictable service fee arrangements.
NationsHealth’s Chief Executive Officer, Dr. Glenn M. Parker commented, “We are very pleased with the additional growth and economic opportunities this amendment provides our Part D and insurance product sales and service business segment. We can now leverage the infrastructure we have built, including more than 175 licensed healthcare insurance agents, to potentially sell, enroll and then service Medicare Part D beneficiaries across several plans, without the need for the large capital investments in marketing and enrollment that we incurred during the 2006 plan year. We look forward to a successful 2007 plan year.”
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NationsHealth, Inc. News Release

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 50,000 pharmacies nationwide, to approximately 2.9 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to 102,000 patients. NationsHealth is also the provider of diabetes supplies to 12,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.
This press release contains forward-looking statements about NationsHealth, including statements regarding market opportunities for Part D and future financial results, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, NationsHealth’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
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